Exhibit 99.1

CARMIKE CINEMAS REPORTS 2016 THIRD QUARTER
REVENUE OF $209.7 MILLION

COLUMBUS, Georgia – November 7, 2016 – Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”), a leading entertainment, digital cinema, alternative content and 3-D motion picture exhibitor, today reported results for the three and nine-month periods ended September 30, 2016, as summarized below.

SUMMARY FINANCIAL DATA
(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2016	2015	2016	2015
Total revenue	$209.7	$180.2	$620.6	$583.7
Operating income	8.0	2.8	32.5	41.7
Interest expense	12.4	12.3	37.1	37.6
Theatre level cash flow (1)	38.2	25.6	119.1	108.1
Net loss	(1.4)	(6.3)	(0.8)	(7.3)
Adjusted net income (loss) (1)	4.1	(4.6)	11.9	7.3
Adjusted EBITDA (1)	32.7	20.1	100.0	90.7

(in millions)	Sept. 30, 2016		Dec. 31, 2015
Total debt(1)	$462.4		$454.7
Net debt(1)	$367.1		$352.2

(1)
Theatre level cash flow, adjusted net income (loss), adjusted EBITDA, total debt and net debt is supplemental non-GAAP financial measures. The most comparable GAAP measures are net loss and long-term debt. Reconciliations of theatre level cash flow and adjusted EBITDA to net loss and adjusted net income(loss) to net loss for the three and nine months ended September 30, 2016 and 2015, as well as a schedule of total debt and net debt as of September 30, 2016 and December 31, 2015, are included in the supplementary tables accompanying this news announcement.

“Carmike’s third quarter operating revenue growth reflects the ongoing success of our theatre-level initiatives and strategies from both theatre acquisitions and organic growth, combined with the support of a favorable U.S. box office environment. While average ticket prices increased modestly versus the prior year period, third quarter 2016 attendance growth of 13% generated a 16% rise in operating revenues, as well as a 187% increase in operating income, resulting in adjusted EBITDA and theatre level cash flow growth of approximately 63% and 49%, respectively,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“The continued progress of our food and beverage initiatives is reflected by the 7% increase in concessions and other spending per patron to a record third quarter level of $4.85, marking 27 consecutive reporting periods of year-over-year concessions and other per patron spending growth while maintaining healthy margins. Our team has long-term success in driving innovation at the concessions counter and our enhanced food and beverage offerings and unique dining concepts continue to generate positive results and growth for Carmike in this high-margin revenue category.

"In summary, Carmike’s circuit of high quality theatres, Company-wide emphasis on providing best-in-class entertainment experiences to our guests and focus in maximizing high-margin concessions revenue opportunities remain important factors in our ability to deliver positive operating results over the long-term. We are extremely pleased with our third quarter financial results and are optimistic about our prospects for the remainder of 2016,” concluded Mr. Passman.”

THEATRE PERFORMANCE STATISTICS
(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015
Average theatres	272	269	274	271
Average screens	2,928	2,875	2,940	2,885
Average attendance per screen	5,898	5,320	16,624	16,859
Average admission per patron	$7.30	$7.23	$7.59	$7.36
Average concessions/other sales per patron	$4.85	$4.55	$5.11	$4.68
Total attendance (in thousands)	17,269	15,294	48,874	48,475
Total operating revenues (in thousands)	$209,730	$180,241	$620,592	$583,674

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “A favorable year-over-year industry box office comparison led to an approximate 10.9% increase in attendance per screen, resulting in a 13.9% increase in admissions revenue and a 20.3% increase in concessions and other revenue. Average admissions per patron increased 1.0% to $7.30, while guests spent an average of $12.15 per visit in the quarter, a 3.1% increase in combined per patron spending, compared to the prior year period.

“Carmike’s 2016 third quarter film exhibition costs as a percentage of admissions revenues were 55.3%, compared to 55.5% in the third quarter of 2015. Concession costs as a percentage of concessions and other revenue decreased from 12.8% in Q3 2015 to 12.2% in Q3 2016, while salaries and benefits increased 5.3% to $27.1 million, theatre occupancy costs increased 10.9% to $26.6 million, and other theatre operating costs increased 9.5% to $37.9 million. The year-over-year rise in these three expense categories were primarily a result of Carmike’s expanded circuit on the back of acquisitions and new theatre openings, as well as an increase in theatre-level staffing levels related to higher attendance. General and administrative expenses were $13.0 million for the third quarter of 2016, including $0.7 million of non-cash share-based compensation expense and $6.8 million of M&A related costs. Quarterly interest expense remained relatively flat at $12.4 million in Q3 2016. A net loss for the quarter of $1.4 million compares favorably to a net loss of $6.3 million in the prior year period. Adjusted EBITDA1 increased 62.9% to $32.7 million, and theatre level cash flow1 increased 49.3% to $38.2 million, as a result of attendance increases and the year-over-year rise in top-line revenue.

“Looking at our balance sheet, we continue to operate our business on solid financial footing with a healthy balance sheet that includes cash and cash equivalents totaling $95.4 million at September 30, 2016. Total debt as of September 30, 2016 was $462.4 million, compared with $454.7 million at December 31, 2015. Net debt1 for the quarter was $367.1 million, compared with $352.2 million at December 31, 2015, reflecting a net leverage ratio of net debt to EBITDA1 of approximately 2.5 times," concluded Mr. Hare.

As previously announced, in light of the proposed transaction with AMC Entertainment Holdings, Inc., Carmike will not hold a conference call or webcast to review its results for the third quarter of 2016. Management commentary discussing results for the third quarter of 2016 will be filed as an exhibit to our quarterly filing on Form 10-Q.
1. Non-GAAP financial measure. See reconciliation of non-GAAP financial measures.

About Carmike Cinemas (www.carmike.com)
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and alternative programming and is one of the nation's largest motion picture exhibitors. Carmike has 271 theatres with 2,923 screens in 41 states. The circuit includes 56 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 33 "BigDs," 21 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain" Carmike's primary focus is mid-sized communities. Visit www.carmike.com for more information.

Important Additional Information Regarding the Merger Will Be Filed With The SEC
This press release may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Carmike with and into a wholly-owned subsidiary of AMC Entertainment Holdings, Inc. (“AMC”). In connection with the Merger, a Registration Statement on Form S-4 (the “Registration Statement”) has been filed with the U.S. Securities and Exchange Commission (the “SEC”) containing a prospectus with respect to the AMC Class A common stock to be issued in the Merger and a proxy statement of Carmike in connection with the reconvened special meeting of Carmike stockholders (the “Proxy Statement/Prospectus”). The proxy statement of Carmike contained in the Proxy Statement/Prospectus replaces the definitive proxy statement which Carmike previously filed with the SEC on May 23, 2016 and mailed to its stockholders on or about May 25, 2016. Each of AMC and Carmike intends to file other documents with the SEC regarding the Merger. The definitive Proxy Statement/Prospectus was mailed to stockholders of Carmike on or about October 13, 2016 and contains important information about the Merger and related matters.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, CARMIKE’S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AMC OR CARMIKE HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Carmike’s stockholders may obtain, free of charge, copies of the definitive Proxy Statement/Prospectus and Registration Statement and other relevant documents filed by AMC and Carmike with the SEC, at the SEC’s website at www.sec.gov. In addition, Carmike’s stockholders may obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by Carmike with the SEC from Carmike’s website at http://www.carmikeinvestors.com.

This press release does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is not a substitute for any prospectus, proxy statement or any other document that AMC or Carmike may file with the SEC in connection with the Merger.

Participants in the Solicitation
This press release does not constitute a solicitation of a proxy from any stockholder with respect to the Merger. However, each of AMC, Carmike and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Carmike’s stockholders with respect to the Merger. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Merger, by security holdings or otherwise, is set forth in the Proxy Statement/Prospectus. Additional information concerning AMC’s directors and executive officers is set forth in the definitive proxy statement filed by AMC with the SEC on March 15, 2016 and in the Annual Report on Form 10-K filed by AMC with the SEC on March 8, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from the investor relations section of AMC’s website at amctheatres.com. Additional information concerning Carmike’s directors and executive officers and their ownership of Carmike common stock is set forth in the proxy statement for Carmike’s most recent annual meeting of stockholders, which was filed with the SEC on April 15, 2016 and in the Annual Report on Form 10‑K filed by Carmike with the SEC on February 29, 2016. These documents are available to Carmike stockholders free of charge from the SEC’s website at www.sec.gov and from Carmike’s website at http://www.carmikeinvestors.com.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Carmike’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of Carmike’s management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond Carmike’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated merger agreement; the inability to complete the Merger due to the failure to obtain Carmike stockholder or regulatory approval for the Merger or the failure to satisfy other conditions of the Merger within the proposed timeframe or at all; disruption in key business activities or any impact on Carmike’s relationships with third parties as a result of the announcement of the Merger; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters delivered pursuant to the amended and restated merger agreement, or the failure of the Merger to close for any other reason; risks related to disruption of management’s attention from Carmike’s ongoing business operations due to the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Carmike and others relating to the amended and restated merger agreement; the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger; the amount of the costs, fees, expenses and charges related to the Merger; adverse regulatory decisions; unanticipated changes in the markets for Carmike’s business segments; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in the agreements governing Carmike’s indebtedness; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; the effect of Carmike’s leverage on its financial condition; prices and availability of operating supplies; the impact of continued cost control procedures on operating results; the impact of asset impairments; the impact of terrorist acts; changes in tax laws, regulations and rates; and financial, legal, tax, regulatory, legislative or accounting changes or actions that may affect the overall performance of Carmike’s business.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Carmike’s reports filed with the SEC, including Forms 10-K, Forms 10-Q and 8-K. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Carmike does not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

Contact:

Norberto Aja or Jennifer Neuman	Richard B. Hare

JCIR	Chief Financial Officer

212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Admissions	$125,988	$110,633	$370,844	$356,975
Concessions and other	83,742	69,608	249,748	226,699
Total operating revenues	209,730	180,241	620,592	583,674
Operating costs and expenses:
Film exhibition costs	69,731	61,376	208,354	202,348
Concession costs	10,209	8,938	29,714	26,688
Salaries and benefits	27,075	25,722	77,802	75,505
Theatre occupancy costs	26,627	24,019	79,381	71,353
Other theatre operating costs	37,914	34,620	106,201	99,730
General and administrative expenses	12,979	6,963	36,722	25,201
Depreciation and amortization	15,126	14,455	45,594	41,289
Loss (gain) on disposal of property and equipment	1,613	(41)	1,673	(3,365)
Impairment of long-lived assets	409	1,388	2,669	3,258
Total operating costs and expenses	201,683	177,440	588,110	542,007
Operating income	8,047	2,801	32,482	41,667
Interest expense	12,363	12,309	37,131	37,617
Loss on extinguishment of debt	—	—	—	17,550
Loss before income tax and income from unconsolidated affiliates	(4,316)	(9,508)	(4,649)	(13,500)
Income tax benefit	(1,054)	(2,212)	(500)	(3,226)
Income from unconsolidated affiliates	1,843	1,039	3,358	2,963
Net loss	$(1,419)	$(6,257)	$(791)	$(7,311)
Weighted average shares outstanding:
Basic	24,600	24,510	24,578	24,394
Diluted	24,600	24,510	24,578	24,394

Net loss per common share (Basic and Diluted):	$(0.06)	$(0.26)	$(0.03)	$(0.3)

CARMIKE CINEMAS, INC. and SUBSIDIARIES
SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(1,419)	$(6,257)	$(791)	$(7,311)
Income tax benefit	(1,054)	(2,212)	(500)	(3,226)
Interest expense	12,363	12,309	37,131	37,617
Depreciation and amortization	15,126	14,455	45,594	41,289
EBITDA	$25,016	$18,295	$81,434	$68,369
Income from unconsolidated affiliates	(1,843)	(1,039)	(3,358)	(2,963)
Loss on extinguishment of debt	—	—	—	17,550
Loss (gain) on disposal of property and equipment	1,613	(41)	1,673	(3,365)
Impairment of long-lived assets	409	1,388	2,669	3,258
Merger and acquisition-related expenses	6,845	296	14,453	2,749
Share-based compensation expense	704	1,199	3,105	5,057
Adjusted EBITDA	$32,744	$20,098	$99,976	$90,655
General and administrative expenses	5,430	5,468	19,164	17,395
Theatre level cash flow	$38,174	$25,566	$119,140	$108,050
TOTAL DEBT AND NET DEBT (Unaudited)
($ in thousands)

	September 30,	December 31,
	2016	2015
Current maturities of capital leases and long-term financing obligations	$13,273	$9,978
Long-term debt	224,066	223,406
Capital leases and long-term financing obligations, less current maturities	225,095	221,315
Total debt	$462,434	$454,699
Less cash and cash equivalents	(95,368)	(102,511)
Net debt	$367,066	$352,188

ADJUSTED NET INCOME (LOSS) (Unaudited)
($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(1,419)	$(6,257)	$(791)	$(7,311)
Impairment of long-lived assets	409	1,388	2,669	3,258
Loss on extinguishment of debt	—	—	—	17,550
Loss (gain) on disposal of property and equipment	1,613	(41)	1,673	(3,365)
Merger and acquisition-related expenses	6,845	296	14,453	2,749
Share-based compensation expense	704	1,199	3,105	5,057
Tax effect of adjustments to net loss	(4,020)	(1,194)	(9,198)	(10,605)
Adjusted net income (loss)	$4,132	$(4,609)	$11,911	$7,333
Weighted average shares outstanding (basic)	24,600	24,510	24,578	24,394
Weighted average shares outstanding (diluted)	24,990	24,510	24,984	24,812
Adjusted net income (loss) per share (basic and diluted)	$0.17	$(0.19)	$0.48	$0.3
(1) Adjustments to net loss for the three and nine months ended September 30, 2016 and 2015 are shown net of tax effect of 42.0%, which represents the estimated combined federal and state tax rates for each period.
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